EXHIBIT 10.7




                         EXECUTIVE SURVIVOR INCOME PLAN

                                       OF

                                  GENERAL MILLS











                       AMENDED AND RESTATED AUGUST 1, 1999


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                         EXECUTIVE SURVIVOR INCOME PLAN

                                       OF

                                  GENERAL MILLS



ARTICLE I-DEFINITIONS

     1.01 "Administrator" shall mean the Minor Amendment Committee.

     1.02 "Company" shall mean General Mills, Inc. and its subsidiaries.

     1.03 "Dependent" shall mean surviving unmarried children of the Participant (including legally adopted, step-children and children of the Participant's Domestic Partner) less than age twenty-two (22) provided they (i) attend school full-time or reside with Participant, and (ii) depended upon the Participant for support and maintenance; and surviving unmarried children of the Participant (including legally adopted and step-children) age twenty-two (22) or older provided they
          (i) are totally disabled or attending school full-time, and (ii) depended upon the Participant for support and maintenance.

     1.04 "Earnable Compensation" shall mean all compensation for services paid to a Participant of the Plan including salary, bonuses, commissions, Deferred Cash Awards as accrued under the General Mills, Inc. Deferred Compensation Plan (excluding interest thereon) and all other special payments made as compensation for services as determined by the Administrator, excluding the Company Stock Option Plans.

     1.05 "Final Average Earnings" shall mean the greater of the amounts determined under (a) and (b) below:

          (a) The average of the five highest full calendar years of Earnable Compensation received by an Employee prior to the Determination Date, with the result divided by 12. If the Employee has less than sixty months of Earnable Compensation, Final Average Earnings shall mean the average of all Earnable Compensation received by such Employee prior to the Determination Date, stated on a monthly basis.

          (b) Beginning with the sum of the five highest full calendar years of Earnable Compensation received by the Employee prior to the Determination Date (the "selected years"), add the Earnable Compensation received by the Employee during the calendar year in which the Determination Date occurs; and subtract the product of
               (A) the Earnable Compensation received during the lowest year of the selected years and (B) the fractional Period of Service in the Participant's final year of employment, measured from January 1 through the Determination Date. Divide the resulting number by 60.

               For the purposes of this Section, any calendar year in which a Participant has no Earnable Compensation shall be disregarded when calculating Final Average Earnings.

     1.06 "Participant" shall mean any employee of the Company who is a Participant of the Plan at the date of his or her death.

     1.07 "Plan" shall mean the Executive Survivor Income Plan of General Mills, Inc.

     1.08 "Surviving Spouse" shall mean the then living spouse (excluding a legally separated spouse) of the Participant, or a Domestic Partner for which the Participant has a valid Domestic Partner Statement on file with the Company (Domestic Partner).


ARTICLE II-BENEFITS

     2.01 SURVIVING  SPOUSE'S  BENEFIT
          Upon the death of a Participant of the Plan, the Surviving Spouse shall be entitled to receive a monthly benefit equal to one-twelfth (1/12) of twenty-five percent (25%) of the Participant's Final Average Earnings.

     2.02 SURVIVING  SPOUSE'S  BENEFIT  PAYMENT
          Upon receipt of written proof of the death of the Participant satisfactory to the Plan Administrator, the Surviving Spouse's benefit shall become payable as of the first day of the calendar month next following the date of death of the Participant and the last payment shall be made as of the first day of the calendar month in which the Surviving Spouse's death occurs. This benefit shall continue to be payable in the event the Surviving Spouse remarries.

     2.03 DEPENDENT'S BENEFIT
          In the event there is no Surviving Spouse of the Participant or in the event the Surviving Spouse thereafter dies and there are one or more Dependents, a monthly benefit equal to one-twelfth (1/12) of twelve and one-half percent (12 1/2%) of the Participant's Final Average Earnings shall be paid to Participant's Dependents, apportioned equally among such Dependents, so long as they qualify as dependents as defined herein. Any adjustment in the benefit caused by the change in the number of Dependents as determined by the Administrator shall take effective immediately.

     2.04 DEPENDENT'S BENEFITS PAYMENT
          Upon receipt of written proof of the status of persons as Dependents satisfactory to the Plan Administrator, and where such has not previously been furnished written proof of the death of the Participant, the Dependent's benefits shall become payable as of the first day of the calendar month next following the death of the Participant if there is no Surviving Spouse or as of the first day of the calendar month next following the death of the Surviving Spouse.

     2.05 BENEFIT REDUCTION
          Any benefit payable hereunder shall be reduced by amounts payable under all other Company-paid survivor income benefit plans, including qualified and nonqualified pension plans, international retirement plans and Company-paid individual life insurance policies. Any amounts payable from Company-paid defined contribution plans shall be restated to a monthly benefit basis. Amounts payable under Company-paid group life insurance policies shall not reduce benefits payable hereunder.

     2.06 PAYMENT TO TRUSTS
          A Participant may, upon written notice to the Administrator, direct that the benefits payable hereunder be paid to a trust, provided that at the time of such designation, the Administrator shall be furnished a copy of the trust instrument for review and approval. The trust instrument must provide that the benefits payable hereunder shall accrue to the Surviving Spouse or Dependents to the same extent and manner as if the said benefits were paid in accordance with this Plan. Payments of benefits to such trust shall discharge the Company from all liability or obligation to the extent of the amount so paid.

     2.07 MINORITY OR INCOMPETENCY PAYMENT
          If any benefit is payable to a minor or to a person otherwise incapable of giving a valid release for any payment due, and until a claim is made by a duly appointed guardian or committee of such person, payment may be made to such person or to any person or institution appearing to the Administrator to have assumed the custody and principal support of such person, and the liability of the Company shall be discharged to the extent of the amount so paid.


ARTICLE III - ADMINISTRATION OF THE PLAN

     3.01 ADMINISTRATOR
          The Plan shall be supervised by the Administrator, who shall have the authority to construe and interpret the Plan. Interpretations and decisions of the Administrator shall be final and binding on all parties, including the Company and the Participants.

     3.02 DELEGATED DUTIES
          The Administrator shall delegate to the Benefits Department the duties and responsibilities of maintaining records, issuing such rules and regulations as it deems appropriate, and directing and making the payment of benefits provided hereunder.

     3.03 DESIGNATION AND TERMINATION OF PARTICIPANT STATUS
          The Administrator shall designate by written instrument those employees chosen to be Participants in the Plan, which shall include participants in the General Mills, Inc. Executive Incentive Plan. Participants may be added or deleted at any time at the discretion of the Administrator.

     3.04 AMENDMENT AND TERMINATION OF PLAN
          The Company may amend, modify or terminate the Plan and all benefits hereunder at any time.

     3.05 NON-ASSIGNABILITY OF BENEFIT
          Except to the extent required by law and other than as provided herein, the benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assign, pledged, encumbered, or subjected to any charge or legal process, and if a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Administrator, who, in his or her sole discretion, may cause the same to be held or applied for the benefit of one or more of the Dependents of such person or make any other disposition of such benefits as he or she deems appropriate.

     3.06 APPLICABLE LAW
          All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the laws of the State of Minnesota.

     3.07 EFFECTIVE DATE
          This Plan became effective as of January 1, 1980.